DEED OF ADHERENCE

THIS AGREEMENT is made on the 11th day of July 2025

PARTIES:

(1) **VELOCE ESPORTS LIMITED** incorporated and registered in England and Wales with company number 11135021 whose registered office is at 58a Bronsart Road, London, SW6 6AA (**Company**); and

(2) **LOTTERY.COM INC.** incorporated and registered under the laws of the State of Delaware, with its principal place of business located at 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109 (the **New Shareholder**).

BACKGROUND:

(A) This deed is supplemental to an agreement dated 26 July 2024, made between the Company and its shareholders, as amended from time to time (**Shareholders' Agreement**), for the purpose of regulating the exercise of their rights and obligations in relation to the Company.

(B) By a subscription for Shares in the capital of the Company dated the same date as this deed, the New Shareholder subscribed for 1,633 A1 Ordinary shares of £0.01 each in the capital of the Company.

IT IS AGREED as follows:

1 Words and expressions used in this deed shall, unless the context expressly requires **otherwise, have the meaning given to them in the Shareholders' Agreement.** The **Effective Date** means the date of this deed.

2 The New Shareholder confirms that it has been supplied with a copy of the **Shareholders' Agreement.** The Company and the New Shareholder undertake with each other that, from the Effective Date, the New Shareholder shall assume all of the **rights under the Shareholders' Agreement granted to holders of the** same class of Shares as those that are allotted to the New Shareholder and shall observe, perform **and be bound by the provisions of the Shareholders' Agreement that contain obligations** on holders of the same class of Shares as those that are allotted to the New Shareholder, **as though the New Shareholder was an original party to the Shareholders'** Agreement as a Shareholder.

3 This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

4 This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

5 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF this agreement has been executed as a deed by the parties and is intended to be and is hereby delivered on the date first above written.

EXECUTED as a **DEED** by **VELOCE ESPORTS LIMITED**, acting by a director, in the presence of:)	DocuSigned by: Daniel Bailey 148F1427C9F148C...
	Director
Signature of Witness:	Signed by: Jordan Sweeney C9318A389F4A40E...
Name:	Jordan Sweeney
Address	285 Raeburn Avenue, Surbiton, Surrey, KT5 9DF
Occupation:	Commercial Manager

EXECUTED as a **DEED** by **LOTTERY.COM INC**, acting by a director, in the presence of:)	DocuSigned by: BA47925D8BEA4FA...
	Director
Signature of Witness:	Signed by: 390E1C880258433...
Name:	Marc Bircham
Address	133 scatterdells lane Chipperfield. Uk
Occupation:	Director